EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended August 20, 2010

August 20, 2010	Weekly ROR1	Month-to-Date ROR1	Year-to-Date ROR1
Class A Units	0.8%	1.9%	-5.6%
Class B Units	0.8%	1.9%	-6.0%
Legacy 1 Class Units	0.8%	2.0%	-4.5%
Legacy 2 Class Units	0.8%	1.9%	-4.7%
Global 1 Class Units	0.8%	1.9%	-4.8%
Global 2 Class Units	0.8%	1.8%	-5.0%
Global 3 Class Units	0.8%	1.8%	-6.2%

S&P 500 Total Return Index2	-0.7%	-2.6%	-2.7%
Barclays Capital U.S. Long Government Index2	2.5%	4.7%	18.4%
1	Subject to independent verification.
2	Index is unmanaged and is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Sector Commentary
Agriculturals/Softs
Sector/Market	Price Action	Cause
Corn	Increase	Supply concerns caused by hot temperatures in the Midwest and by recent news of large international corn sales
Wheat	Decrease	An improved outlook for wheat production following forecasts of rain in key Russian farming regions
Live cattle	Increase	Speculators drove prices higher in anticipation of increased beef demand in the U.S. for the Labor Day holiday

Grant Park’s longer-term trading advisors are predominantly long the agriculturals/softs sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Currencies
Sector/Market	Price Action	Cause
Swiss franc	Increase	Predicted rise in interest rates by the Swiss National Bank
Euro	Decrease	Decline in the European equity markets
New Zealand dollar	Increase	Elevated demand caused by attractive interest-rate yields on New Zealand debt instruments

Grant Park’s longer-term trading advisors are predominantly short the currency sector.  Grant Park’s shorter-term trading advisors are also predominantly short the sector.

Energy
Sector/Market	Price Action	Cause
Crude oil	Decrease	Near record-breaking U.S. crude oil inventories and weak economic data
Natural gas	Decrease	Mild weather forecasts in the U.S.

Grant Park’s longer-term trading advisors are predominantly short the energy sector.  Grant Park’s shorter-term trading advisors are also predominantly short the sector.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Equities
Sector/Market	Price Action	Cause
U.S. equities	Decrease	Disappointing economic data in the U.S.; increased U.S. jobless claims estimates; weak U.S. manufacturing data
European equities	Decrease	Reports of recent measures to aid the Greek economy have not yet produced the intended effect
Nikkei 225 Index	Decrease	Beliefs a stronger Japanese yen would have an adverse effect on the nation’s export industries

Grant Park’s longer-term trading advisors are predominantly long the equities sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Fixed Income
Sector/Market	Price Action	Cause
U.S. Treasury markets	Increase	Weakness in the global equity markets
Bunds	Increase	Strong demand during a recent 10-year bund auction

Grant Park’s longer-term trading advisors are predominantly long the fixed income sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Metals
Sector/Market	Price Action	Cause
Gold	Increase	Safe-haven buying caused by a weak growth outlook for the global economy
Copper	Increase	An unexpected drop in global copper inventories and speculation of continued, increasing Chinese demand for industrial metals

Grant Park’s longer-term trading advisors are predominantly long the metals sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Indices Overview 2
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset) – A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.